Registration No. 33-______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                           ___________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               __________________

                           NORTHLAND CRANBERRIES, INC.
             (Exact name of registrant as specified in its charter)

             Wisconsin                               39-1583759
    (State or other jurisdiction                  (I.R.S. Employer
   of incorporation or organization)             Identification No.)

                800 First Avenue South
                    P.O. Box 8020
              Wisconsin Rapids, Wisconsin                  54495-8020
        (Address of principal executive offices)           (Zip Code)


                           Northland Cranberries, Inc.
                        401(k) Retirement Plan and Trust
                            (Full title of the plans)
                              ____________________

                                 John A. Pazurek
                             Vice President-Finance
                           Northland Cranberries, Inc.
                             800 First Avenue South
                                  P.O. Box 8020
                     Wisconsin Rapids, Wisconsin  54495-8020
                                 (715) 424-4444
   (Name, address and telephone number, including area code, of agent for service)
                           __________________________

                         CALCULATION OF REGISTRATION FEE

                                                  Proposed
     Title of                       Proposed      Maximum
    Securities        Amount        Maximum       Aggregate      Amount of
      to be           to be      Offering Price   Offering      Registration
    Registered      Registered     Per Share       Price           Fee

    Class A Common    25,000       $20.25(1)    $506,250.00(1)    $174.57
    Stock, $0.01      shares
    par value

    (1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for Northland Cranberries, Inc. Class A Common Stock on the Nasdaq National Market on
        March 6, 1996.
                        _________________________________

            In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

             The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.   Incorporation of Documents by Reference.

             The following documents filed with the Commission by Northland Cranberries, Inc. (the "Company") or the Northland Cranberries,
   Inc. 401(k) Retirement Plan and Trust (the "Plan") are hereby incorporated herein by reference:

             1. The Company's Annual Report on Form 10-K for the year ended March 31, 1995, which includes certified financial statements as of and for the year ended March 31, 1995.

             2. All other reports filed since March 31, 1995 by the Company or the Plan pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

             3. The description of the Company's Class A Common Stock contained under the Section entitled "Description of Capital Stock" in the Company's Form S-2 Registration Statement No. 33-60823, dated June 30, 1995, and any amendments or reports filed by the Company for the purpose of updating such description.

             All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

   Item 4.   Description of Securities.

             Not applicable.

   Item 5.   Interests of Named Experts and Counsel.

             Jeffrey J. Jones, a Director of the Company, is a partner at Foley & Lardner, which serves as the Company's general counsel.

   Item 6.   Indemnification of Directors and Officers.

             Pursuant to Sections 108.0850 to 180.0858 of the Wisconsin Business Corporation Law, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in the defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. Section 180.0859 of the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted under Sections 180.0850 to 180.0858 as described above. Additionally, under Section 180.0828 of the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as such directors, except in circumstances paralleling those in subparagraphs (a) through (d) outlined above. The Company's By-laws require indemnification of the Company's directors and officers to the fullest extent permitted by the Wisconsin Business Corporation Law. The indemnification rights provided as set forth above are not exclusive of any other rights to which a director or an officer of the Company may be entitled.

             The Company maintains an insurance policy which indemnifies its officers and directors against certain liabilities.

   Item 7.   Exemption from Registration Claimed.

             Not Applicable.

   Item 8.   Exhibits.

             The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

     Exhibit No.                          Exhibit

         (4) Northland Cranberries, Inc. 401(k) Retirement Plan and Trust
         (5)      Opinion of Foley & Lardner

       (23.1)     Consent of Deloitte & Touche LLP

       (23.2) Consent of Foley & Lardner (contained in Exhibit 5 hereto)
        (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

             The Registrant hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

   Item 9.   Undertakings.

             (a)  The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wisconsin Rapids, State of Wisconsin, on January 15, 1996.

                                 NORTHLAND CRANBERRIES, INC.

                                 By:  /s/ John Swendrowski
                                      John Swendrowski
                                      President and Chief Executive Officer


             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of January 15, 1996. Each person whose signature appears below constitutes and appoints John Swendrowski, John A. Pazurek and each of them individually, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.


   By: /s/ John Swendrowski               By: /s/ John A. Pazurek
       John Swendrowski                       John A. Pazurek
       President, Chief Executive             Vice President-Finance and
       Officer and Director                   Treasurer (principal
       (principal executive and               accounting officer and
       financial officer)                     controller)

   By: /s/ Jeffrey J. Jones               By: /s/ Patrick F. Brennan
       Jeffrey J. Jones                       Patrick F. Brennan
       Director                               Director

   By: /s/ John C. Seramur                By: /s/ LeRoy J. Miles
       John C. Seramur                        LeRoy J. Miles
       Director                               Director

   By: /s/ Robert E. Hawk                 By: /s/ Jerold D. Kaminski
       Robert E. Hawk                         Jerold D. Kaminski
       Director                               Director

             The Plan. Pursuant to the requirements of the Securities Act of 1933, the members of the Compensation and Stock Option Committee, who administer the Plan, have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wisconsin Rapids, State of Wisconsin, on January 15, 1996.

   By: /s/ John C. Seramur                By: /s/ Jeffrey J. Jones
       John C. Seramur                        Jeffrey J. Jones

   By: /s/ Patrick F. Brennan             By: /s/ Jerold D. Kaminski
       Patrick F. Brennan                     Jerold D. Kaminski

                         Members of the Compensation and
                             Stock Option Committee

                                  EXHIBIT INDEX

     Exhibit No.                         Exhibit

         (4) Northland Cranberries, Inc. 401(k) Retirement Plan and Trust
         (5)      Opinion of Foley & Lardner

       (23.1)     Consent of Deloitte & Touche LLP

       (23.2) Consent of Foley & Lardner (contained in Exhibit 5 hereto)
        (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)